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                                                                     Exhibit 5.1


                                           July 18, 2002

Cabot Corporation
Two Seaport Lane
Suite 1300
Boston, MA 02210

Ladies and Gentlemen:

     I have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission, relating to the registration of an additional 3,000,000 shares of Common Stock, $1.00 par value (the "Shares"), of Cabot Corporation, a Delaware corporation (the "Company"), issuable under the Company's 1999 Equity Incentive Plan (the "Plan").

     I have examined the Restated Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company, the Registration Statement and originals, or copies certified to my satisfaction, of such records of meetings, written actions in lieu of meetings, or votes adopted at meetings, of the directors and stockholders of the Company, and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

     In examination of the foregoing documents, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly and validly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Ho-il Kim
                                        ----------------------------------
                                        Ho-il Kim
                                        Vice President and General Counsel